Exhibit 99.1

NVR, INC. ANNOUNCES FIRST QUARTER RESULTS

April 20, 2017, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2017 of $102,923,000, or $25.12 per diluted share.  Net income and diluted earnings per share for the first quarter ended March 31, 2017 increased 58% and 59%, respectively, when compared to the 2016 first quarter of $65,303,000, or $15.79 per diluted share.  Consolidated revenues for the first quarter of 2017 totaled $1,277,092,000, a 12% increase from $1,144,026,000 for the comparable 2016 quarter.

Net income and diluted earnings per share were favorably impacted by the reduction in the Company’s effective tax rate in the first quarter of 2017 to 22.1% from 36.8% in the first quarter of 2016.  The reduction in the effective tax rate was primarily due to the Company’s January 1, 2017 adoption of Accounting Standard Update 2016-09, which resulted in the Company recognizing an income tax benefit of $19,900,000 related to excess tax benefit from stock option exercises in the first quarter of 2017.  In the first quarter of 2016, the excess tax benefit of $6,284,000 was recorded to additional paid-in capital within shareholders’ equity on the consolidated balance sheet.  Excluding the impact of the excess tax benefit recognized in the first quarter of 2017, the effective tax rate would have been 37.2%.  Additionally, the excess tax benefit in the first quarter of 2017 favorably impacted diluted earnings per share by $4.86 per share.

Homebuilding

New orders in the first quarter of 2017 increased 7% to 4,424 units, when compared to 4,137 units in the first quarter of 2016. The average sales price of new orders in the first quarter of 2017 was $392,600, an increase of 5% when compared with the first quarter of 2016.  The cancellation rate in the first quarter of 2017 was 16%, compared with 15% in the first quarter of 2016.  Settlements increased in the first quarter of 2017 to 3,256 units, 8% higher than the first quarter of 2016. The Company’s backlog of homes sold but not settled as of March 31, 2017 increased on a unit basis by 9% to 8,052 units and increased on a dollar basis by 13% to $3,193,777,000 when compared to March 31, 2016.

Homebuilding revenues in the first quarter of 2017 totaled $1,247,587,000, 11% higher than the year earlier period. Gross profit margin in the first quarter of 2017 was 17.8%, compared to 17.5% in the first quarter of 2016.  Income before tax from the homebuilding segment totaled $117,190,000 in the first quarter of 2017, an increase of 25% when compared to the first quarter of 2016.

Mortgage Banking

Mortgage closed loan production in the first quarter of 2017 totaled $843,341,000, an increase of 12% when compared to the first quarter of 2016. Income before tax from the mortgage banking segment for the first quarter of 2017 was $14,971,000, compared to $9,658,000 for the first quarter of 2016.

About NVR

NVR, Inc. operates in two business segments:  homebuilding and mortgage banking.  The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in twenty-nine metropolitan areas in fourteen states and Washington, D.C.  For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology.  All statements other than of historical facts are forward-looking statements.  Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control.  NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2017	2016

Homebuilding:
Revenues	$1,247,587	$1,121,504
Other income	1,102	767
Cost of sales	(1,026,017)	(925,760)
Selling, general and administrative	(99,904)	(98,015)
Operating income	122,768	98,496
Interest expense	(5,578)	(4,842)
Homebuilding income	117,190	93,654

Mortgage Banking:
Mortgage banking fees	29,505	22,522
Interest income	1,661	1,674
Other income	309	258
General and administrative	(16,246)	(14,550)
Interest expense	(258)	(246)
Mortgage banking income	14,971	9,658

Income before taxes	132,161	103,312
Income tax expense	(29,238)	(38,009)

Net income	$102,923	$65,303

Basic earnings per share	$27.78	$16.81

Diluted earnings per share	$25.12	$15.79

Basic weighted average shares outstanding	3,705	3,884

Diluted weighted average shares outstanding	4,097	4,135

NVR, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Homebuilding:
Cash and cash equivalents	$482,689	$375,748
Restricted cash	14,857	17,561
Receivables	19,876	18,937
Inventory:
Lots and housing units, covered under sales agreements with customers	1,025,071	883,868
Unsold lots and housing units	129,931	145,065
Land under development	63,684	46,999
Building materials and other	13,748	16,168
	1,232,434	1,092,100

Assets related to consolidated variable interest entity	1,248	1,251
Contract land deposits, net	369,703	379,844
Property, plant and equipment, net	45,116	45,915
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	2,254	2,599
Other assets	277,489	257,811
	2,487,246	2,233,346

Mortgage Banking:
Cash and cash equivalents	9,862	19,657
Restricted cash	2,122	1,857
Mortgage loans held for sale, net	213,433	351,958
Property and equipment, net	5,434	4,903
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	16,855	24,875
	255,053	410,597
Total assets	$2,742,299	$2,643,943

LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$237,700	$251,212
Accrued expenses and other liabilities	318,437	336,318
Liabilities related to consolidated variable interest entity	879	882
Customer deposits	148,353	122,236
Senior notes	596,607	596,455
	1,301,976	1,307,103
Mortgage Banking:
Accounts payable and other liabilities	32,652	32,399
	32,652	32,399
Total liabilities	1,334,628	1,339,502

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both March 31, 2017 and December 31, 2016	206	206
Additional paid-in capital	1,570,270	1,515,828
Deferred compensation trust – 108,644 and 108,640 shares of NVR, Inc. common stock as of March 31, 2017 and December 31, 2016, respectively	(17,383)	(17,375)
Deferred compensation liability	17,383	17,375
Retained earnings	5,796,733	5,695,376
Less treasury stock at cost – 16,819,692 and 16,862,327 shares as of March 31, 2017 and December 31, 2016, respectively	(5,959,538)	(5,906,969)
Total shareholders' equity	1,407,671	1,304,441
Total liabilities and shareholders' equity	$2,742,299	$2,643,943

NVR, Inc.

Operating Activity

(dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Homebuilding data:
New orders (units)
Mid Atlantic (1)	2,125	2,029
North East (2)	359	341
Mid East (3)	1,134	1,057
South East (4)	806	710
Total	4,424	4,137

Average new order price	$392.6	$375.7

Settlements (units)
Mid Atlantic (1)	1,658	1,455
North East (2)	268	277
Mid East (3)	725	761
South East (4)	605	513
Total	3,256	3,006

Average settlement price	$383.1	$369.5

Backlog (units)
Mid Atlantic (1)	4,008	3,711
North East (2)	699	604
Mid East (3)	1,908	1,794
South East (4)	1,437	1,251
Total	8,052	7,360

Average backlog price	$396.6	$382.9

Community count (average)	486	478
Lots controlled at end of period	79,100	75,400

Mortgage banking data:
Loan closings	$843,341	$753,840
Capture rate	86%	88%

Common stock information:
Shares outstanding at end of period	3,735,638	3,894,804
Number of shares repurchased	50,922	56,388
Aggregate cost of shares repurchased	$85,547	$87,101

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com